Exhibit 99.1

NEWS RELEASE

ICF to Participate in the Canaccord Genuity Second Annual Virtual Sustainability Summit

RESTON, Va. (March 5, 2026) — ICF (NASDAQ:ICFI), a leading global solutions and technology provider, today announced its participation at the Canaccord Genuity Second Annual Virtual Sustainability Summit. ICF’s President Anne Choate and Senior Vice President of Energy, Environment and Infrastructure Strategy David Pickles will participate in a virtual fireside chat at 8:00 a.m. Eastern Time on Thursday, March 12.

A live webcast of the fireside chat will be available at: https://wsw.com/webcast/canaccord114/icfi/2473500. The replay will be available for 90 days following the conference.

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About ICF

ICF is a leading global solutions and technology provider with approximately 9,000 employees. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements
Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 as amended. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.

Investor information contact:
Lynn Morgen, AdvisIRy Partners, lynn.morgen@advisiry.com, +1.212.750.5800

or

David Gold, AdvisIRy Partners, david.gold@advisiry.com, +1.212.750.5800

Company information contact:
Lauren Dyke, ICF, lauren.dyke@icf.com, +1.571.373.5577